Exhibit (m)(2): Calculations of Illustrations for Succession Select-NY 2008 Revisions


NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 1,200,000 or 134% x $67,142.58
                     = $ 1,200,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4     $ 54,476.57
+ Annual Premium*                     $ 16,000.00
- Premium Expense Charge**            $    560.00

- Monthly Deduction***                $ 1,446.68
- Mortality & Expense Charge****      $   622.18
+ Hypothetical Rate of Return*****    $  (705.13)
                                      ----------
=                                     $   67,143 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
-----    -------
1        $ 40.51
2        $ 40.52
3        $ 40.53
4        $ 40.54
5        $ 40.54
6        $ 40.55
7        $ 40.56
8        $ 40.57
9        $ 40.58
10       $ 40.59
11       $ 40.59
12       $ 40.60

Total    $486.68

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.02%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
1        ($ 59.86)
2        ($ 59.66)
3        ($ 59.46)
4        ($ 59.26)
5        ($ 59.06)
6        ($ 58.86)

7        ($ 58.66)
8        ($ 58.46)
9        ($ 58.26)
10       ($ 58.07)
11       ($ 57.87)
12       ($ 57.67)

Total    ($705.13)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $ 67,142.58
- Year 5 Surrender Charge      $ 20,602.49
=                              $    46,540 (rounded to the nearest dollar)

II. THE 6% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 1,200,000 or 134% x $80,597.94
                     = $ 1,200,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4    $63,414.28
+ Annual Premium*                    $16,000.00
- Premium Expense Charge**           $   560.00
- Monthly Deduction***               $ 1,441.92
- Mortality & Expense Charge****     $   702.70
+ Hypothetical Rate of Return*****   $ 3,888.28
=                                    $   80,598 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
-----    -------
1        $ 40.19
2        $ 40.18
3        $ 40.18
4        $ 40.17
5        $ 40.17
6        $ 40.16
7        $ 40.16
8        $ 40.15
9        $ 40.15
10       $ 40.14
11       $ 40.14
12       $ 40.13

Total   $ 481.92

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.02%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
1         $ 320.79
2         $ 321.37
3         $ 321.96
4         $ 322.54
5         $ 323.13
6         $ 323.72
7         $ 324.31
8         $ 324.90
9         $ 325.50
10        $ 326.09
11        $ 326.69
12        $ 327.29

Total   $ 3,888.28

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $ 80,597.94

- Year 5 Surrender Charge      $ 20,602.49
                               -----------
=                              $    59,995 (rounded to the nearest dollar)

III. THE 12% GROSS CURRENT RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 1,200,000 or 134% x $96,369.50
                     = $ 1,200,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4   $ 73,480.14
+ Annual Premium*                   $ 16,000.00
- Premium Expense Charge**          $    560.00
- Monthly Deduction***              $  1,436.48
- Mortality & Expense Charge****    $    793.38
+ Hypothetical Rate of Return*****  $  9,679.22
                                    -----------
=                                   $    96,369 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
-----    -------
1        $ 39.83
2        $ 39.81
3        $ 39.78
4        $ 39.76
5        $ 39.74
6        $ 39.72
7        $ 39.70
8        $ 39.67
9        $ 39.65
10       $ 39.63
11       $ 39.61

12      $  39.58

Total   $ 476.48

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.02%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
1         $ 777.24
2         $ 782.43
3         $ 787.67
4         $ 792.95
5         $ 798.28
6         $ 803.64
7         $ 809.05
8         $ 814.51
9         $ 820.00
10        $ 825.55
11        $ 831.13
12        $ 836.76

Total   $ 9,679.22

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $ 96,369.50
- Year 5 Surrender Charge      $ 20,602.49
                               -----------
=                              $    75,767 (rounded to the nearest dollar)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $ 1,200,000, Premium: $ 16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 1,200,000 or 134% x $65,770.27
                     = $ 1,200,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4   $ 53,368.51
+ Annual Premium*                   $ 16,000.00
- Premium Expense Charge**          $    560.00
- Monthly Deduction***              $  1,735.22
- Mortality & Expense Charge****    $    610.79
+ Hypothetical Rate of Return***** ($    692.23)
                                    -----------
=                                   $    65,770 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
-----    --------
1        $ 40.55
2        $ 40.56
3        $ 40.57
4        $ 40.58
5        $ 40.59
6        $ 40.60
7        $ 40.61
8        $ 40.62
9        $ 40.62
10       $ 40.63
11       $ 40.64
12       $ 40.65

Total   $ 487.22

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.02%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
1        ($ 58.88)
2        ($ 58.67)
3        ($ 58.45)
4        ($ 58.23)
5        ($ 58.01)
6        ($ 57.79)
7        ($ 57.58)
8        ($ 57.36)
9        ($ 57.14)
10       ($ 56.93)
11       ($ 56.71)
12       ($ 56.49)

Total   ($ 692.23)

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $ 65,770.27
- Year 5 Surrender Charge      $ 20,602.49
                               -----------
=                              $    45,168 (rounded to the nearest dollar)

II. THE 6% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $ 1,200,000, Premium: $ 16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 1,200,000 or 134% x $78,999.98
                     = $ 1,200,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4   $ 62,162.37
+ Annual Premium*                   $ 16,000.00
- Premium Expense Charge**          $    560.00
- Monthly Deduction***              $  1,730.55
- Mortality & Expense Charge****    $    690.04
+ Hypothetical Rate of Return*****  $  3,818.20
                                    -----------
=                                   $    79,000 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
-----    -------
1        $ 40.24
2        $ 40.23
3        $ 40.23
4        $ 40.22
5        $ 40.22
6        $ 40.22
7        $ 40.21
8        $ 40.21
9        $ 40.20
10       $ 40.20
11       $ 40.20
12       $ 40.19

Total   $482.57

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.04%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
1         $ 315.59
2         $ 316.06
3         $ 316.53
4         $ 316.99
5         $ 317.46
6         $ 317.94
7         $ 318.41
8         $ 318.89
9         $ 319.36

10        $  319.84
11        $  320.32
12        $  320.80

Total     $3,818.20

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $ 78,999.98
- Year 5 Surrender Charge      $ 20,602.49
                               -----------
=                              $    58,397 (rounded to the nearest dollar)

III. THE 12% GROSS GUARANTEED RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $ 1,200,000, Premium: $ 16,000.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $ 1,200,000 or 134% x $94,512.20
                     = $ 1,200,000

POLICY VALUE:
Year 5 Policy Value =
Policy Value at the end of year 4   $ 72,069.30
+ Annual Premium*                   $ 16,000.00
- Premium Expense Charge**          $    560.00
- Monthly Deduction***              $  1,725.20
- Mortality & Expense Charge****    $    779.29
+ Hypothetical Rate of Return*****  $  9,507.39
                                    -----------
=                                   $    94,512 (rounded to the nearest dollar)

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

** Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $20.00 monthly policy fee and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month        COI
-----    -------
1        $ 39.88
2        $ 39.86

3        $ 39.84
4        $ 39.82
5        $ 39.80
6        $ 39.78
7        $ 39.76
8        $ 39.74
9        $ 39.71
10       $ 39.69
11       $ 39.67
12       $ 39.65

Total    $477.20

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.02%. The monthly interest amounts earned for year 5 are:

Month     Interest
-----     --------
1         $  764.68
2         $  769.56
3         $  774.49
4         $  779.45
5         $  784.46
6         $  789.50
7         $  794.59
8         $  799.71
9         $  804.88
10        $  810.09
11        $  815.34
12        $  820.64

Total     $9,507.39

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value            $ 94,512.20
- Year 5 Surrender Charge      $ 20,602.49
                               -----------
=                              $    73,910 (rounded to the nearest dollar)